UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: June 15, 2004

(Date of earliest event reported): June 11, 2004

HealthTronics Surgical Services, Inc.

(Exact name of the Registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer identification No.)

1841 West Oak Parkway, Suite A, Marietta, Georgia	30062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

770-419-0691

Item 5. Other Events and Required FD Disclosure.

On June 14, 2004, HealthTronics Surgical Services, Inc. (“HealthTronics”) issued a press release announcing that it had entered into a definitive Agreement and Plan of Merger with Prime Medical Services, Inc. (“Prime”). Pursuant to the Merger Agreement, Prime will merger with and into HealthTronics. The Agreement and Plan of Merger and related Voting Agreements and press release are attached as Exhibits 10.1, 10.2, 10.3 and 99.1, respectively, and are herein incorporated by reference.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(b)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Agreement and Plan of Merger dated as of June 11, 2004, by and between Prime Medical Services, Inc. and HealthTronics Surgical Services, Inc.

10.2	Voting Agreement dated as of June 11, 2004, by and among Prime Medical Services, Inc., HealthTronics Surgical Services, Inc. and Argil J. Wheelock.

10.3	Voting Agreement dated as of June 11, 2004, by and among Prime Medical Services, Inc., HealthTronics Surgical Services, Inc. and Kenneth S. Shifrin.

99.1	Press release dated June 14, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HealthTronics Surgical Services, Inc.

Dated: June 15, 2004	By:	/s/ Martin J. McGahan
Martin J. McGahan President & Chief Operating Officer

Exhibit Index

Exhibit Number	Description
10.1*	Agreement and Plan of Merger dated as of June 11, 2004, by and between Prime Medical Services, Inc. and HealthTronics Surgical Services, Inc.

10.2*	Voting Agreement dated as of June 11, 2004, by and among Prime Medical Services, Inc., HealthTronics Surgical Services, Inc. and Argil J. Wheelock.

10.3*	Voting Agreement dated as of June 11, 2004, by and among Prime Medical Services, Inc., HealthTronics Surgical Services, Inc. and Kenneth S. Shifrin.

99.1*	Press release dated June 14, 2004

*	Filed herewith.